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As filed with the Securities and Exchange Commission on November 6, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

InVision Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3123544
(State of Incorporation)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard
Newark, California 94560
(510) 739-2400
 (Address of principal executive offices including zip code)

1996 Employee Stock Purchase Plan
 (Full title of the plans)

Ross Mulholland
Senior Vice President and
Chief Financial Officer
7151 Gateway Boulevard
Newark, California 94560
(510) 739-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brett D. White, Esq.
Sam Safai, Esq.
 COOLEY GODWARD LLP
 Five Palo Alto Square
3000 El Camino Real
Palo Alto, California
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.001 per share	150,000	$13.7525	$2,062,875	$516.00

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on November 5, 2001 as reported on the Nasdaq National Market.

INCORPORATION OF DOCUMENTS BY REFERENCE OF CONTENTS
REGISTRATION STATEMENT ON FORM S-8 NO. 333-56340

    The contents of Registration Statement on Form S-8 No. 333-56340 filed with the Securities and Exchange Commission on February 28, 2001 are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Deloitte & Touche LLP, independent auditors
23.2	Consent of PricewaterhouseCoopers LLP, independent auditors
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24	Power of Attorney is contained on the signature pages.
99.1	1996 Employee Stock Purchase Plan, as amended

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on November 6, 2001.

INVISION TECHNOLOGIES, INC.
/s/ ROSS MULHOLLAND
By:	Ross Mulholland
Title:	Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergio Magistri and Ross Mulholland, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. SERGIO MAGISTRI Dr. Sergio Magistri	President and Chief Executive Officer	November 6, 2001
/s/ ROSS MULHOLLAND Ross Mulholland	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2001
/s/ DAVID PILLOR David Pillor	Director	November 6, 2001
/s/ DR. DOUGLAS P. BOYD Dr. Douglas P. Boyd	Director	November 6, 2001
/s/ DR. BRUNO TREZZA Dr. Bruno Trezza	Director	November 6, 2001
/s/ DR. GIOVANNI LANZARA Dr. Giovanni Lanzara	Director and Chairman of the Board	November 6, 2001
/s/ MORRIS D. BUSBY Morris D. Busby	Director	November 6, 2001
/s/ STEPHEN BLUM Stephen Blum	Director	November 6, 2001
/s/ LOUIS A. TURPEN Louis A. Turpen	Director	November 6, 2001

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EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Deloitte & Touche LLP, independent auditors
23.2	Consent of PricewaterhouseCoopers LLP, independent auditors
23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24	Power of Attorney is contained on the signature pages
99.1	1996 Employee Stock Purchase Plan, as amended

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX